Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma combined balance sheet as of September 30, 2020 gives pro forma effect to the Merger as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 give pro forma effect to the Merger as if it had occurred as of January  1, 2019. This information should be read together with CarLotz’ and Acamar Partners’ respective audited and unaudited financial statements and related notes, “CarLotz’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Acamar Partners’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus and the other financial information included elsewhere in this Current Report on Form 8-K and in the Prospectus.

The unaudited pro forma combined balance sheet as of September 30, 2020 has been prepared using the following:

•	CarLotz’ unaudited historical condensed consolidated balance sheet as of September 30, 2020, as included in the Prospectus; and

•	Acamar Partners’ unaudited historical condensed balance sheet as of September 30, 2020, as included in the Prospectus.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 has been prepared using the following:

•	CarLotz’ unaudited historical condensed consolidated statement of operations for the nine months ended September 30, 2020, as included in the Prospectus; and

•	Acamar Partners’ unaudited historical statement of operations for the nine months ended September 30, 2020, as included in the Prospectus.

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 has been prepared using the following:

•	CarLotz’ audited historical consolidated statement of operations for the year ended December 31, 2019, as included in the Prospectus; and

•	Acamar Partners’ audited historical statement of operations for the year ended December 31, 2019, as included in the Prospectus.

Description of the Transactions

On January 21, 2021, CarLotz consummated the previously announced Merger pursuant to the Merger Agreement providing for, among other things, and subject to the conditions therein, the Merger. As a result of the Merger, each outstanding share of CarLotz common stock and preferred stock was converted into the right to receive cash, newly issued shares of the Company’s common stock and contingent consideration in the form of Earnout Shares, as calculated pursuant to the terms of the Merger Agreement.

CarLotz equityholders received net consideration representing an enterprise value of $750.0 million, comprised of (i) $33.0 million in cash to CarLotz equityholders, (ii) $37.0 million in cash to the holder of CarLotz preferred stock as liquidation preference amount and (iii) the Stock Merger Consideration of $680.0 million of newly issued shares of the Company’s common stock at a price of $10.00 per share. In addition, certain options held by CarLotz current employees, officers and directors were exchanged for 5,532,881 new options over the Company’s common stock, on a value neutral basis. The Company’s obligations under such new options have been initially hedged by keeping a portion of the Stock Merger Consideration (5,080,181 shares of the Company’s common stock, equivalent to such new options’ intrinsic value, assuming a price per share of the Company’s common stock of $10.00 and calculated on a net share settled basis) as treasury stock.

1

The former CarLotz stock and option holders may also receive up to 7,500,000 Earnout Shares (including 554,268 shares issuable upon vesting of Earnout Acquiror RSUs) as contingent consideration in the Merger. 50% of these shares will be issued (or, with respect to shares subject to the Earnout Acquiror RSUs, vest) if the reported closing trading price of the Company’s common stock exceeds $12.50 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the New CarLotz common stock) for 20 out of any 30 consecutive trading days during the 60 months following the Closing Date (the “Earnout Period”) and the other 50% of these shares will be issued (or, with respect to shares subject to the Earnout Acquiror RSUs, vest) if the reported closing trading price of the Company’s common stock exceeds $15.00 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Company’s common stock) for 20 out of any 30 consecutive trading days during the Earnout Period. All of such shares will be issued (or, with respect to shares subject to the Earnout Acquiror RSUs, vest) if there is a change of control of the Company that will result in the holders of the Company’s common stock receiving a per share price equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Company’s common stock) prior to the end of the Earnout Period.

More specifically, at the Effective Time:

(i)	each share of CarLotz common stock (including shares of CarLotz common stock issued upon the exercise of the non-service provider options, 347,992 shares of CarLotz common stock issued upon the conversion of the CarLotz convertible note immediately prior to the Effective Time (calculated by dividing the amount outstanding on the CarLotz convertible note by the conversion price thereof) and 73,786 shares of CarLotz common stock issued upon the cashless exercise of the CarLotz warrant immediately prior to the Effective Time pursuant to the terms of the CarLotz warrant and a conversion agreement entered into between CarLotz and the warrant holder (other than shares owned by CarLotz as treasury stock and dissenting shares)) were cancelled and converted into the right to receive a per share cash consideration, a per share stock consideration and a contingent and non-assignable right to receive additional shares of the Company’s common stock, in each case, determined in accordance with the terms and conditions of the Merger Agreement. Each share of CarLotz common stock received $4.946 in cash, 10.1927 shares of the Company’s common stock and a contingent and nonassignable right to an additional 1.1242 shares of the Company’s common stock;

(ii)	each share of CarLotz preferred stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the same consideration as each share of CarLotz common stock, plus $18.1775 in cash as payment of the per share liquidation preference obligation of CarLotz;

(iii)	each CarLotz option outstanding immediately prior to the Effective Time, other than the non-service provider options, was cancelled and converted into (1) the right to receive a cash amount per option, (2) a number of Base Acquiror Options and a number of Earnout Acquiror RSUs. By way of example, for a CarLotz option to purchase one share of CarLotz common stock with an exercise price of $6.82, the Closing Per Option Cash Consideration was $4.631, the holder of such option received 10.1927 Base Acquiror Options, each with an exercise price of $1.0524 and exercisable for one share of the Company’s common stock, and a number of Earnout Acquiror RSUs; and

(iv)	each non-service provider option was cancelled and automatically converted into the applicable number of shares of CarLotz common stock on a net share settled basis.

2

In connection with the Merger, there was a PIPE Investment of $125 million. As such, on or about the date of the merger agreement, Acamar Partners entered into Subscription Agreements with the Subscribers for the sale of 12,500,000 shares of Acamar Partners Class A common stock to the Subscribers upon the completion of the Merger.

For more information about the merger, see the section entitled “Proposal No. 1 — The Business Combination Proposal” in the Prospectus. Copies of the Merger Agreement and Amendment No. 1 thereto are attached as Exhibits 2.1 and 2.1.1, respectively, to this Current Report on Form 8-K.

Accounting for the Merger

The merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Acamar Partners, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and CarLotz will be treated as the accounting acquirer. This determination was primarily based on an evaluation of the following facts and circumstances:

•	CarLotz’ former stockholders had the greatest voting interest in the combined entity as of the Effective Time (excluding the Earnout Shares, the Founder Shares Subject to Forfeiture, warrants or options to purchase the Company’s common stock and any equity awards issued under the 2020 Plan following the Merger) with an approximately 55.4% the Company’s voting interest;

•	The largest individual minority stockholder of the Company as of the Effective Time is a former stockholder of CarLotz;

•	CarLotz’ former senior management are be the senior management of the Company;

•	CarLotz was the larger entity based on historical total assets and revenues; and

•	CarLotz’ former operations comprise the ongoing operations of the Company.

Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which CarLotz issued stock for the net assets of Acamar Partners. The net assets of Acamar Partners will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to Merger will be those of CarLotz.

Accounting for the Earnout Shares

As the Merger is accounted for as a reverse recapitalization, the issuance of the Earnout Shares to CarLotz’ equityholders, on a pro rata (as-converted-to-CarLotz-common stock) ownership basis, would be accounted for as an equity transaction (as a deemed dividend) if the contingency is met. Before the contingency is met, the Earnout Shares will be classified as a liability under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 815, so changes in the fair value of the Earnout Shares in future periods will be recognized in the statement of operations.

Since the Earnout Shares are payable to former CarLotz equityholders (i.e., the accounting acquirer in the Merger), the accounting for the Earnout Shares arrangement does not fall under ASC Topic 805.

The accounting for the Earnout Shares was also evaluated under ASC Topic 480 to determine if the arrangement should be classified as a liability. As part of that analysis, it was determined that the Earnout Shares are freestanding and not liability classified. It was next evaluated whether the Earnout Shares represent a derivative instrument pursuant to ASC Topic 815. Paragraph ASC 815-10-15-74(a) states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholders equity in its statement of financial position to be derivative instruments. In order to conclude that the Earnout Shares meet this scope exception and whether they should be accounted for as equity under ASC 815-40, it was evaluated whether the Earnout Shares meet both of these requirements. The Merger Agreement contains a change in control provision that could impact the settlement of the Earnout Shares and therefore results in the Earnout Shares being classified as a liability pursuant to ASC 815. The fair value of the Earnout Shares has been reflected in the unaudited pro forma combined financial information under note 8 to the pro forma adjustments to the unaudited combined balance sheet.

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Basis of Pro Forma Presentation

The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon consummation of the Merger.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Company will experience. CarLotz and Acamar Partners have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information reflects the actual redemption into cash of 2,943 shares of Acamar Partners Class A common stock at $10.174 per share.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 62,921,183 shares of Acamar Partners Class A common stock issued to CarLotz stockholders on the Closing Date, the Founder Shares (including those subject to forfeiture) and the PIPE Shares. The shares outstanding do not include 5,080,181 shares issued and reserved as treasury stock on the Closing Date to satisfy the Company’s obligations under 5,532,881 options (on a net share settled basis, assuming a price per share of the Company’s common stock of $10.00 per share).

As a result of the Merger and immediately following the Closing, excluding the Earnout Shares, the Earnout Acquiror RSUs, warrants to purchase the Company’s common stock and any equity awards issued under the 2020 Plan following the Merger), former CarLotz equityholders owned approximately 55.4% of the Company’s outstanding common stock, the Subscribers owned approximately 11.0% of the Company’s outstanding common stock, the Sponsor and Acamar Partners’ former officers, directors and affiliates owned approximately 6.7% of the Company’s common stock and the former Acamar Partners stockholders (excluding the Sponsor) owned approximately 26.9% of the Company’s outstanding common stock (in each case, not giving effect to any shares issuable to them upon exercise of warrants). As a result, former CarLotz stockholders, as a group, collectively owned more shares of the Company’s common stock than any single stockholder upon consummation of the Merger, with no former stockholder of Acamar Partners owning more than 10% of the issued and outstanding capital stock of the Company.

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PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(UNAUDITED)

(in thousands)

		(B)			Pro Forma
	(A)	Acamar	Pro Forma		Balance
	CarLotz	Partners	Adjustments		Sheet
Assets
Current assets:
Cash and cash equivalents	$3,742	$430	$310,901	(1)
			125,000	(2)
			(10,695)	(3)
			(39,225)	(4)
			(25)	(5)
			(71,736)	(6)	$318,391
Restricted cash	461	—	—		461
Marketable securities	975	—	—		975
Accounts receivable, net	2,961	—	—		2,961
Inventories	8,426	—-	—		8,426
Other current assets	481	190	—		671
Total current assets	17,046	620	314,220		331,885
Cash and marketable securities held in trust account	—	310,897	(310,897)	(1)	—
Property and equipment, net	519	—	—		519
Lease vehicles, net	200	—	—		200
Other assets	315	—	—		315
Total assets	$18,080	$311,516	$3,323		$332,919
Liabilities, Redeemable Convertible Preferred Stock, Stockholders’ Equity (Deficit)
Current liabilities:
Long-term debt, current	$3,321	$—	$(3,321)	(6)	$—
Floor plan notes payable	6,696	—	—		6,696
Accounts payable	3,027	—	—		3,027
Accrued expenses	2,347	84	—		2,431
Accrued expenses – related party	4,576	—	(4,266)	(6)	310
Income taxes payable	—	—	—		—
Other current liabilities	319	—	—		319
Total current liabilities	20,286	84	(7,587)		12,783
Long term debt, less current portion	1,749	—	(1,749)	(6)	—
Deferred underwriting fee payable	—	10,695	(10,695)	(3)	—
Earnout consideration	—	—	81,672	(8)	72,937
Redeemable convertible preferred stock tranche obligation	2,793	—	(2,793)	(6)	—
Other liabilities	1,672	—	(101)	(6)	1,571
Total liabilities	26,500	10,779	58,747		87,291
Commitments and contingencies
Redeemable convertible preferred stock	17,560	—	(17,560)	(6)	—
Redeemable common stock	—	295,737	(295,737)	(5)	—
Stockholders’ equity (deficit)
Common stock	4	—	(4)	(6)	—
Class A common stock	—	0	—	(1)
			1	(2)
			3	(5)
			6	(6)
			1	(7)	11
Class B common stock	—	1	(1)	(7)
Additional paid-in capital, common stock	5,198	1,535	—	(1)
			124,999	(2)
			(3,154)	(4)
			295,709	(5)
			(39,980)	(6)	384,307
Retained earnings (accumulated deficit)	(29,698)	3,464	4	(1)
			(36,070)	(4)
			(0)	(5)
			(81,672)	(8)
			(3,468)	(6)	(138,706)
Accumulated other comprehensive income	16	—	—		16
Treasury stock	(1,500)	—	1,500	(6)	—
Total stockholders’ equity (deficit)	(25,980)	5,000	257,873		245,628
Total liabilities, redeemable convertible preferred stock, stockholders’ equity (deficit)	$18,080	$311,516	$3,323		$332,920

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Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(in thousands, except share and per share data)

(A)	Derived from the unaudited condensed consolidated balance sheet of CarLotz as of September 30, 2020. See CarLotz’ financial statements and the related notes appearing in the Prospectus.

(B)	Derived from the unaudited balance sheet of Acamar Partners as of September 30, 2020. See Acamar Partners’ financial statements and the related notes appearing in the Prospectus.

(1)	Reflects the increase of cash in the Trust Account (interest earned) from September 30, 2020 to January 21, 2021 (the Closing Date) and the release of all cash in the Trust Account on the Closing Date.

(2)	Reflects the proceeds received from the PIPE Investment with the corresponding 12,500,000 shares of the Company’s common stock at $10.00 per share.

(3)	Reflects payment of Acamar Partners’ deferred underwriting fee of $10,695.

(4)	Reflects payment of fees and expenses related to legal, financial advisory, accounting and other professional fees. Expenses of $3,154 attributable to the PIPE Investment are reflected as an adjustment to additional paid in capital. The direct, incremental costs of the Merger related to the legal, financial advisory, accounting and other professional fees of $36,070 (including a $1,500 transaction bonus to CarLotz management) is reflected as an adjustment to accumulated deficit.

(5)	Reflects redemptions of 2,943 shares by Acamar Partners stockholders for total consideration of $25. At Closing, the redeemable common stock of $295,737, net of redemptions, was transferred to permanent equity.

(6)	Reflects the recapitalization of CarLotz through: (a) the contribution of all share capital in CarLotz to Acamar Partners in the amount of $680,013 through the issuance of 68,001,364 shares of New CarLotz common stock at a price of $10.00 per share of Acamar Partners Class A common stock, (b) minus 5,080,181 shares of Acamar Partners Class A common stock, at $10.00 per share to be issued at Closing and reserved as treasury stock to satisfy New CarLotz’ obligations under the New CarLotz options (on a net share settled basis and assuming a price of $10.00 per share of New CarLotz common stock), (c) the payment of $36,987 to the holder of the CarLotz preferred stock (the fixed amount of cash consideration payable to the holder of the CarLotz preferred stock, which will be applied towards the payment of the liquidation preference payable in respect of the CarLotz preferred stock at the Closing of the merger (assuming CarLotz stockholders approve the Charter Amendment), which amount would be sufficient to satisfy CarLotz’ obligations under the CarLotz preferred stock in full through December 15, 2020), (d) the elimination of the redeemable convertible preferred stock accrued PIK dividends of $4,266 and tranche obligation of $2,793 recorded on the balance sheet as of September 30, 2020 which are either repaid or eliminated per the merger agreement, (e) the payment of $33,000 to the CarLotz equityholders (the fixed amount of cash consideration payable to all CarLotz equityholders pursuant to the merger agreement), (f) the repayment of CarLotz’ indebtedness of $1,749, (g) the conversion of the CarLotz convertible note into shares of CarLotz common stock immediately prior to the Closing (currently classified as $3,321 of long-term debt, current on the CarLotz balance sheet) and the cashless exercise of the CarLotz warrant into shares of CarLotz common stock by the holder thereof immediately prior to the Closing pursuant to an agreement with CarLotz (currently classified on the CarLotz balance sheet as $101 in other liabilities), (h) the elimination of the historical retained earnings of Acamar Partners, the legal acquiror, in the amount of $3,468 and (i) the cancellation of CarLotz treasury stock in the amount of $1,500.

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The following table presents the components of the $(39,980) adjustment to Additional paid-in-capital, common stock:

Redeemable convertible preferred stock liquidation preference (c), (d)	$(12,368	)(*)
Cash payment to CarLotz equityholders (e)	(33,000)
Conversion of CarLotz convertible note (g)	3,321
Cashless exercise of CarLotz warrant (g)	101
New CarLotz common stock	(6)
CarLotz common stock elimination	4
Retained earnings elimination (h)	3,468
Treasury stock elimination (i)	(1,500)
Adjustment to Additional paid in capital, common stock	$(39,980)

(*)	The following table presents the components of the $(12,368) adjustment for the redeemable convertible preferred stock liquidation preference. The amount consists of adjustments to balance the $36,987 adjustment to cash and cash equivalents to reflect the fixed amount of cash consideration payable to the holder of the redeemable convertible preferred stock described above in clause (c).

Cash payment to holder of redeemable convertible preferred stock Less:	$36,987
Redeemable convertible preferred stock balance recorded on the balance sheet	(17,560)
Redeemable convertible preferred stock tranche obligation recorded on the balance sheet	(2,793)
Redeemable convertible preferred stock accrued PIK dividends recorded on the balance sheet	(4,266)
Redeemable convertible preferred stock liquidation preference	$12,368

(7)	Reflects the conversion of 7,639,330 shares of Acamar Partners Class B common stock into 7,639,330 shares of Acamar Partners Class A common stock, on a 1-to-1 basis, at the consummation of the Merger.

(8)	Please refer to “— Accounting for the Earnout Shares” on page 66 of the Prospectus for a full description of the accounting treatment of the Earnout Consideration. Adjustment represents the liability associated with the Earnout Consideration to be issued if the Company’s common stock trades above certain share price targets or if a change of control occurs prior to the end of the Earnout Period. The liability is accounted for under ASC 815 and the fair value of the Earnout Consideration was determined as of the Closing Date using a Monte Carlo Simulation model assuming a reference price of $11.35, a risk free rate of 0.45% and a volatility of 80%. The adjustment is recorded as a reduction of retained earnings since it would be considered a deemed dividend if the contingency is met. No adjustments are included in the statement of operations because any future movement in the Earnout Consideration would not be determinable.

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UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	(A) CarLotz	(B) Acamar Partners	Pro Forma Adjustments		Pro Forma Income Statement
Total revenues	$81,582	$—	$—		$81,582
Cost of sales	72,805	—	—		72,805
Gross profit	8,777	—	—		8,777
Selling, general and administrative expenses	11,173	1,445	—		—
			3,293	(4)	15,911
Depreciation expense	269	—	—		269
Management fee – related party	195	—	—		195
Total loss from operations	(2,860)	(1,445)	(3,293)		(7,598)
Interest expense	360	—	—		360
Other income (expense), net
Change in fair value of warrants liability	30	—	(30	)(1)	—
Change in fair value of redeemable convertible preferred stock tranche obligation	962	—	(962	)(1)	—
Interest earned on marketable securities	—	1,776	(1,776	)(2)	—
Other income (expense)	28	—	—		28
Total other income (expense), net	1,020	1,776	(2,768)		28
(Loss) income before income tax expense	(2,200)	331	(6,061)		(7,930)
Income tax expense	12	342	(342	)(3)	12
Net (loss) income	(2,212)	(11)	(5,719)		(7,942)
Redeemable convertible preferred stock dividends	1,399	—	(1,399	)(1)	—
Net loss attributable to common stockholders	$(3,611)	$(11)	$(4,320)		$(7,942)
Basic and diluted net income (loss) attributable to common stockholders per share	$(0.97)
Weighted average shares outstanding of common stock, basic and diluted	3,716,526
Basic and diluted net income (loss) per Class A share		$0.04			$(0.07)
Weighted average Class A shares outstanding, basic and diluted		30,557,322	83,058,020	(5)	113,615,342
Basic and diluted net income (loss) per Class B share		$(0.17)
Weighted average Class B shares outstanding, basic and diluted		7,639,330

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UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per-share data)

	(C) CarLotz	(D) Acamar Partners	Pro Forma Adjustments		Pro Forma Income Statement
Total revenues	$102,486	$—	$—		$102,486
Cost of sales (exclusive of depreciation)	93,780	—	—		93,780
Gross profit	8,706	—	—		8,706
Selling, general and administrative expenses	18,305	933	—		—
			4,390	(4)	23,628
Depreciation expense	504	—	—		504
Management fee – related party	250	—	—		250
Total loss from operations	(10,353)	(933)	(4,390)		(15,676)
Interest expense	651	—	—		651
Other income (expense), net
Change in fair value of warrants liability	24	—	(24	)(1)	—
Change in fair value of redeemable convertible preferred stock tranche obligation	(1,396)	—	1,396	(1)	—
Interest earned on marketable securities	—	5,532	(5,532	)(2)	—
Other income (expense)	(291)	—	—		(291)
Total other income (expense), net	(1,663)	5,532	(4,160)		(291)
(Loss) income before income tax expense	(12,667)	4,599	(8,550)		(16,618)
Income tax expense	11	1,121	(1,121	)(3)	11
Net (loss) income	(12,678)	3,478	(7,429)		(16,629)
Redeemable convertible preferred stock dividends	1,579	—	(1,579	)(1)	—
Net income (loss) attributable to common stockholders	$(14,257)	$3,478	$(5,850)		$(16,629)
Basic and diluted net income (loss) attributable to common stockholders per share	$(3.84)
Weighted average shares outstanding of common stock, basic and diluted	3,716,526
Basic and diluted net income (loss) per Class A share		$0.14			$(0.15)
Weighted average Class A shares outstanding, basic and diluted		30,479,514	83,135,828	(5)	113,615,342
Basic and diluted net income (loss) per Class B share		$(0.10)
Weighted average Class B shares outstanding, basic and diluted		7,601,435

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Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited condensed consolidated statement of operations of CarLotz for the nine months ended September 30, 2020. See CarLotz’ financial statements and the related notes appearing in the Prospectus.

(B)	Derived from the unaudited statement of operations of Acamar Partners for the nine months ended September 30, 2020. See Acamar Partners’ financial statements and the related notes appearing in the Prospectus.

(C)	Derived from the audited consolidated statement of operations of CarLotz for the year ended December 31, 2019. See CarLotz’ financial statements and the related notes appearing in the Prospectus.

(D)	Derived from the audited statement of operations of Acamar Partners for the year ended December 31, 2019. See Acamar Partners’ financial statements and the related notes appearing in the Prospectus.

(1)	Represents an adjustment to eliminate the change in fair value associated with the tranche rights on the redeemable convertible preferred stock and the stock warrants, as well as the redeemable convertible preferred stock dividends recorded for the period. These securities were either repaid or converted into equity at Closing.

(2)	Represents an adjustment to eliminate interest income on the marketable securities held in the Trust Account as of the beginning of the period.

(3)	Represents an adjustment to record a normalized blended statutory income tax benefit rate of 21% for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which has been offset by a full valuation allowance as the Company expects to incur continuing losses.

(4)	Represents an adjustment to record the stock compensation expense associated with equity awards granted under the 2020 Plan to certain members of management and non-employee directors in connection with the Merger. A Black-Scholes model was used to value the 468,081 restricted stock units and 1,409,401 options granted at Closing. All employee awards vest over a four year period. The non-employee director awards vest over one year. For further details on the equity awards, see “Interests of CarLotz Directors and Executive Officers in the Merger” in the Prospectus.

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(5)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Acamar Partners IPO occurred as of January 1, 2019. In addition, as the Merger is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the merger for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding, including the Founder Shares Subject to Forfeiture:

Weighted average shares calculation, basic and diluted
Acamar Partners public shares	30,554,829
Acamar Partners Sponsor shares(a)	7,639,330
Acamar Partners shares issued to PIPE investors	12,500,000
Acamar Partners shares issued to CarLotz stockholders on the Closing Date(b)	62,921,183
Weighted average shares outstanding(c)	113,615,342
Percent of shares owned by CarLotz (excluding shares acquired in the PIPE Investment)(c)	55.4%
Percent of shares owned by Acamar Partners (excluding the Sponsor)(c)	26.9%
Percent of shares owned by PIPE investors(c)	11.0%
Percent of shares owned by the Sponsor (including shares subject to forfeiture and excluding shares acquired in the PIPE Investment)(c)	6.7%

(a)	Includes shares subject to forfeiture

(b)	Does not include 5,080,181 shares of the Company’s common stock reserved as treasury stock in order to satisfy the Company’s obligations under 5,532,881 options received by former CarLotz option holders.

(c)	The pro forma basic and diluted shares of the Company’s common stock exclude the following, as the effect of such contingently issued shares would be anti-dilutive:

•	5,532,881 shares of the Company’s common stock underlying options;

•	7,500,000 shares of the Company’s common stock that may be issued as Earnout Shares and shares underlying the Earnout Acquiror RSUs if certain earnout and vesting conditions are met;

•	10,185,774 shares of the Company’s common stock that may be issued upon exercise of public warrants; and

•	6,074,310 shares of the Company’s common stock that may be issued upon exercise of the Private Placement Warrants.

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